SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2004

Ethyl Corporation

(Exact name of Registrant as specified in charter)

Virginia	1-5112	54-0118820
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219-2189
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-5000

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by the Company on April 29, 2004.

Item 12. Results of Operations and Financial Conditions.

On April 29, 2004, Ethyl Corporation (the “Company”) issued a press release regarding its earnings for the first quarter ended March 31, 2004. A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The earnings press release includes the non-GAAP financial measures discussed below.

Earnings per share for continuing operations have been presented excluding the nonrecurring items discussed in the notes to the financial statements that are attached to the earnings press release. The Company has included these non-GAAP financial measures in the earnings press release in order to provide transparency to investors and to enhance period-to-period comparability of performance. The Company believes that these non-GAAP financial measures are more reflective of its continuing operations. The Company has also included in the earnings press release both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between the non-GAAP financial measures and the comparable GAAP financial measures.

In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2004

ETHYL CORPORATION

By:	/s/ David A. Fiorenza
David A. Fiorenza
Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by the Company on April 29, 2004

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